                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   -----------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


   GREATER ATLANTIC FINANCIAL CORP.                      GREATER ATLANTIC CAPITAL TRUST I
(Exact Name of Registrant as Specified in its     (Exact Name of Registrant as Specified in its
               Charter)                                              Charter)

               DELAWARE                                             DELAWARE
(State of Incorporation or Organization)            (State of Incorporation or Organization)

              54-1873112                                           26-6000038
  (IRS Employer Identification No.)                    (IRS Employer Identification No.)

      10700 PARKRIDGE BOULEVARD                             10700 PARKRIDGE BOULEVARD
              SUITE P50                                             SUITE P50
        RESTON, VIRGINIA 20190                               RESTON, VIRGINIA 20190
 (Address of Principal Executive Offices)            (Address of Principal Executive Offices)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. /_/

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |X|

Securities Act registration statement file numbers to which this form relates:
333-75570 AND 333-75570-01

Securities to be registered pursuant to Section 12(g) of the Act: NONE

Securities to be registered pursuant to Section 12(g) of the Act:

             6.50% CUMULATIVE CONVERTIBLE TRUST PREFERRED SECURITIES
                      (AND GUARANTEE WITH RESPECT THERETO)
                                (Title of class)

ITEM 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

      For a full description of Greater Atlantic Capital Trust I's 6.50% Cumulative Convertible Trust Preferred Securities (the "Trust Preferred Securities") and Greater Atlantic Financial Corp.'s guarantee (the "Guarantee") being registered hereby, reference is made to the information contained under the captions "Description of the Convertible Preferred Securities," "Description of the Convertible Debentures" and "Description of the Guarantee" in the Prospectus that forms part of the Registration Statement (Registration No. 333-75570 and Registration No. 333-75570-01) filed on December 20, 2001 by Greater Atlantic Financial Corp. and Greater Atlantic Capital Trust I with the Securities and Exchange Act of 1933, as amended. The information contained in the foregoing Registration Statement (the "Registration Statement"), and the Prospectus, are incorporated herein by reference. Definitive copies of the Prospectus describing the Trust Preferred Securities will be filed pursuant to Rule 424(b) or pursuant to an amendment to the Registration Statement under the Securities Act of 1933 and the above-referenced sections therein shall be incorporated by reference into this registration statement on Form 8-A.

ITEM 2.     EXHIBITS.

      4.3 Form of Indenture for Convertible Junior Subordinated Debentures (incorporated by reference to Exhibit 4.3 to the Registration Statement).

      4.4 Form of Convertible Junior Subordinated Debenture (incorporated by reference to Exhibit 4.4 to the Registration Statement which is included as Exhibit A to Exhibit 4.3 to the Registration Statement).

      4.5 Certificate of Trust of Greater Atlantic Capital Trust I (incorporated by reference to Exhibit 4.5 to the Registration Statement).

      4.6 Trust Agreement of Greater Atlantic Capital Trust I (incorporated by reference to Exhibit 4.6 to the Registration Statement).

      4.7 Form of Amended and Restated Trust Agreement of Greater Atlantic Capital Trust I (incorporated by reference to Exhibit 4.7 to the Registration Statement).

      4.8 Form of Convertible Preferred Securities Certificate of Greater Atlantic Capital Trust I (incorporated by reference to Exhibit 4.8 to the Registration Statement which is included as Exhibit D to
            Exhibit 4.7 to the Registration Statement).

      4.9 Form of Convertible Preferred Securities Guarantee Agreement of Greater Atlantic Capital Trust I (incorporated by reference to
            Exhibit 4.9 to the Registration Statement).

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each of the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 5, 2002

                                    GREATER ATLANTIC CAPITAL TRUST I
                                             (Registrant)


                                    By: /s/ Carroll E. Amos
                                        -----------------------------------
                                        Carroll E. Amos
                                        Administrative Trustee


                                    By: /s/ David E. Ritter
                                        -----------------------------------
                                        David E. Ritter
                                        Administrative Trustee


                                    By: /s/ Charles W. Calomiris
                                        -----------------------------------
                                        Charles W. Calomiris
                                        Administrative Trustee


                                    GREATER ATLANTIC FINANCIAL CORP.
                                             (Registrant)


                                    By:  /s/ Carroll E. Amos
                                        --------------------------------------
                                        Carroll E. Amos
                                        President and Chief Executive Officer